EXHIBIT 99.1

Golden Matrix Posts Record $47.3 Million Q3 Revenue up 15% YoY; Returns to Profitability with Net Income of $0.4M and Tightens FY 2025 Revenue Guidance to $186–$187M (+23–24% YoY)

Improving Gross Profit to $26.4M (+18%) and Adjusted EBITDA to $5.7M (+32%) have allowed for further deleveraging this year with debt declining $25.9M (-37%) to $45M.

LAS VEGAS, NV – October 30, 2025 – Golden Matrix Group Inc. (NASDAQ: GMGI) (“Golden Matrix” or the “Company”), a developer, licensor and global operator of online gaming platforms, today announced financial results for the third fiscal quarter ended September 30, 2025.

Financial Highlights

Golden Matrix delivered another quarter of solid performance, underpinned by broad-based revenue growth, margin expansion, and continued operating discipline. Results reflect the scalability of the Company’s model and the steady contribution of both B2B and B2C divisions.

•	Revenue for the third quarter of 2025 was $47.3M, up 15% year over year from $41M in Q3 2024, driven primarily by growth in online casino and raffle operations.

•	Gross profit reached $26.4M, representing a 56% margin, up 111 basis points from the prior year, reflecting marketing optimization and favorable product mix.

•	The Company reported net income (GAAP) of $0.4M, compared with a $3.3M net loss in Q3 2024, marking a return to profitability.

•	Earnings per share (GAAP) were $0.00, an improvement of $0.03 YoY.

•	Adjusted EBITDA was $5.7M, up 32% YoY, representing a 12% margin, supported by disciplined cost management and higher operating efficiency.

•	Organic revenue growth was 14% YoY, excluding acquired entities.

•	Net debt leverage stood at 1.2× annual Adjusted EBITDA, with $22M in cash and $45.1M in total debt as of September 30, 2025.

Since December 31, 2024, the Company has reduced total debt, including long-term loans and acquisition-related payables, by $25.9 million, improving net debt leverage to 1.2× annual Adjusted EBITDA and further strengthening the balance sheet heading into Q4. Non-cash expenses totaled $16.6 million for the nine months ended September 30, 2025, mainly reflecting amortization and stock-based compensation.

1

Brian Goodman, CEO of Golden Matrix, commented:

“This quarter highlights how the strength of our portfolio and disciplined execution continue to translate into profitable growth. We’re seeing steady momentum across key markets—particularly in Latin America—supported by product innovation, operational efficiency, and strong engagement across both B2B and B2C segments. We remain focused on delivering consistent results and long-term shareholder value.”

Zoran Milosevic, Chief Executive Officer of Meridianbet, noted:

“A significant portion of this success is driven by Meridianbet’s exceptional performance. This growth is a testament to our innovative platform, integrated gaming ecosystem, strategic expansions, and unwavering commitment to delivering superior user experiences. As we head into the final quarter, I’m confident that Meridianbet’s contributions will continue to propel Golden Matrix Group toward our full-year guidance.”

Segment Overview

•	Meridianbet - Revenue rose 26% YoY to $32.5M, driven by strong online and retail performance. Online casino GGR grew 30% to $14.6M on 35% higher turnover ($485M), while sports betting revenue advanced 25% to $13.3M. Player base expanded with depositors up 25% YoY and new registrations up 70%.

•	RKings delivered record revenue of $7.4 million in Q3, up 14%, while advancing its new CRM rollout to enhance customer engagement and lifetime value. Once fully deployed in Q4, marketing will shift back to scalable acquisition channels like pay-per-click and search engine optimization to drive efficient, sustainable growth.

•	Classics for a Cause delivered strong sequential growth, with registrations up 72% and new VIPs up 82%. The August Holden Torana campaign broke company records, generating $776K in sales from 10,000 packages and 1,700 new customers, as conversion and spending metrics remained robust.

•	GMAG delivered stable Q3 revenue of $3.5 million, reflecting a strategic transition as momentum builds in key markets. Sales in emerging regions grew over 40%, led by Brazil and Mexico, while 12 new game providers were added to the platform using AI-driven integration to enhance scalability and personalization. These upgrades are expected to drive a 10% increase in operator count in the coming quarters.

Financial Outlook

Golden Matrix expects full-year 2025 revenue between $186 million and $187 million, representing 23–24% growth over 2024, and Q4 2025 revenue between $52.7 million and $53.7 million, an increase of 15–17% year-over-year. The Company remains focused on advancing its position in regulated markets, improving operational efficiency, and strengthening its foundation for sustained growth into 2026.

2

Rich Christensen, CFO of Golden Matrix, commented:

“Our record Q3 performance highlights the strength of our business model and the momentum across both B2B and B2C segments. Margin expansion continues to be fueled by disciplined cost management and operational leverage. With a fortified balance sheet, a highly scalable platform, and accelerating global reach, we’re entering the final quarter with strong visibility and full confidence in our ability to drive sustained, long-term value for shareholders.”

The full visual presentation and the earnings call can be accessed at 9:00am ET on the Golden Matrix Group IR website at https://goldenmatrix.com/events-presentations/.

About Golden Matrix

Golden Matrix Group, based in Las Vegas, NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division develops and licenses proprietary gaming platforms to an extensive list of clients, while its B2C division operates RKings Competitions, a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico.

Meridianbet Group, founded in 2001 and acquired by Golden Matrix in 2024, is a leading online sports betting and gaming operator, licensed in multiple jurisdictions across Europe, Africa, and South America.

Non-GAAP Financial Measures

Adjusted EBITDA (“AEBITDA”), Net Debt, Net Debt Leverage Ratio, and Organic Revenue are non-GAAP financial measures presented as supplemental indicators of the Company’s performance and capital structure. These measures are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”).

Adjusted EBITDA represents net income before interest expense, interest income, income taxes, depreciation and amortization, and further excludes stock-based compensation expense and restructuring costs. We present Adjusted EBITDA because we believe it provides investors with additional useful information regarding our core operating performance and the effects of certain non-cash or non-recurring items during the period.

Net Debt is defined as total debt less cash and cash equivalents. Net Debt Leverage Ratio is defined as Net Debt as of the balance sheet date divided by annualized Adjusted EBITDA for the quarter then ended. We believe these measures provide investors with additional insight into the Company’s leverage and liquidity position, illustrating our ability to service and repay debt using operating performance and available cash resources.

3

Organic Revenue is defined as revenue generated by MeridianBet Group, GMAG, and RKings for fiscal years 2024 and 2025, and by Classics for a Cause (“CFAC”) for the periods of August to September 2024 and August to September 2025. We present Organic Revenue to provide investors with a clearer understanding of the Company’s underlying performance, excluding the impact of newly acquired businesses outside of comparable reporting periods.

Adjusted EBITDA, Net Debt, Net Debt Leverage Ratio, and Organic Revenue are non-GAAP measures, are unaudited, and have inherent limitations as analytical tools. These measures should not be considered in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations include: they do not reflect cash expenditures or future capital requirements; they do not reflect working capital requirements or contractual commitments; they do not reflect significant interest expense, principal, or income tax payments; although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may require replacement in the future; and other companies may calculate these measures differently, limiting comparability. The Company’s presentation of these measures should not be construed as implying that future results will be unaffected by unusual or non-recurring items.

For additional information regarding these non-GAAP financial measures, please refer to the sections titled “Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)”, “Reconciliation of Net Debt and Leverage Calculation (Unaudited)”, and “Reconciliation of U.S. GAAP Revenue to Organic Revenue (Unaudited)” included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the amount, timing, and sources of funding for the Company’s repurchase program, the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the Meridianbet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

4

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and future periodic reports on Form 10-K and Form 10 Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Connect with us:

X -  https://twitter.com/gmgi_official

Instagram - https://www.instagram.com/goldenmatrixgroup/

Investors & Press:

• Rich Christensen

ir@goldenmatrix.com

5

Golden Matrix Group, Inc. and Subsidiaries
Consolidated Balance Sheets
	As of	As of
	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$22,042,638	$30,125,944
Accounts receivable, net	7,245,542	6,061,281
Accounts receivable – related parties	425,406	666,545
Taxes receivable	671,866	734,630
Inventory	5,681,120	3,937,854
Prepaid expenses	963,940	955,456
Other current assets	2,115,493	2,584,771
Total current assets	39,146,005	45,066,481

Non-current assets:
Goodwill & intangible assets, net	128,858,810	127,642,576
Property, plant & equipment, net	28,872,176	27,431,207
Investments	244,861	218,147
Deposits	6,197,848	5,706,319
Operating lease right-of-use assets	6,446,795	7,643,504
Other non-current assets	9,097	9,359
Total non-current assets	170,629,587	168,651,112
Total assets	$209,775,592	$213,717,593

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$18,246,999	$12,912,300
Accounts payable - related parties	337,582	19,655
Current portion of operating lease liability	2,584,873	2,378,896
Current portion of long-term loan – related party	-	501,591
Current portion of long-term loan	10,890,846	16,789,650
Taxes payable	4,004,504	3,774,418
Other current liabilities	1,162,419	1,090,063
Deferred revenues	1,071,528	1,095,463
Contingent liability	673,100	626,450
Current portion of consideration payable – related parties	24,314,672	22,520,460
Current portion of consideration payable	1,125,947	1,841,597
Total current liabilities	64,412,470	63,550,543

Non-current liabilities:
Non-current portion of operating lease liability	3,743,524	5,193,847
Non-current portion of long-term loan	8,746,788	14,364,246
Other non-current liabilities	5,777,715	6,658,377
Non-current portion of consideration payable – related parties	-	15,000,000
Total non-current liabilities	18,268,027	41,216,470
Total liabilities	$82,680,497	$104,767,013

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	$-	$-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 300,000,000 shares authorized; 140,660,454 and 129,242,993 shares issued and outstanding, respectively	1,406	1,292
Stock payable	-	5,711,807
Stock payable – related party	482,656	211,162
Subscription receivable	(41,399)	-
Additional paid-in capital	72,683,110	50,313,125
Treasury stock, at cost (59,796 shares)	(121,430)	(121,430)
Accumulated other comprehensive income (loss)	(3,187,535)	(8,089,854)
Accumulated earnings	53,727,071	57,046,892
Total shareholders’ equity of GMGI	123,543,879	105,072,994
Noncontrolling interests	3,551,216	3,877,586
Total equity	127,095,095	108,950,580
Total liabilities and equity	$209,775,592	$213,717,593

6

Golden Matrix Group, Inc and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$47,316,308	$40,992,329	$133,284,729	$105,258,158
Cost of goods sold	(20,929,885)	(18,589,162)	(58,325,326)	(43,477,519)
Gross profit	26,386,423	22,403,167	74,959,403	61,780,639

Operating expenses
Selling, general and administrative expenses	26,774,044	23,379,550	77,757,891	58,937,789
Income (loss) from operations	(387,621)	(976,383)	(2,798,488)	2,842,850

Other income (expense):
Interest expense	(510,636)	(790,193)	(3,463,665)	(827,048)
Interest earned	62,036	58,475	122,856	163,023
Foreign exchange loss/gain	817,201	(219,060)	1,187,414	(337,581)
Other income	634,458	495,654	1,731,537	1,498,563
Total other income (expense)	1,003,059	(455,124)	(421,858)	496,957
Net income (loss) before tax	615,438	(1,431,507)	(3,220,346)	3,339,807
Provision for income taxes	201,636	1,864,122	355,960	2,670,788
Net income (loss)	$413,802	$(3,295,629)	$(3,576,306)	$669,019
Less: Net income (loss) attributable to noncontrolling interest	(152,212)	109,935	(326,367)	18,924
Net income (loss) attributable to GMGI	$566,014	$(3,405,564)	$(3,249,939)	$650,095

Weighted average ordinary shares outstanding:
Basic	139,769,484	121,510,697	136,518,376	108,570,269
Diluted	142,758,774	121,510,697	136,518,376	115,016,974
Net income (loss) per ordinary share attributable to GMGI:
Basic	$0.00	$(0.03)	$(0.02)	$0.01
Diluted	$0.00	$(0.03)	$(0.02)	$0.01

Net income (loss)	$413,802	$(3,295,629)	$(3,576,306)	$669,019
Foreign currency translation adjustments	(667,259)	1,818,258	4,902,319	(287,685)
Comprehensive income (loss)	(253,457)	(1,477,371)	1,326,013	381,334
Less: Net income (loss) attributable to noncontrolling interest	(152,212)	109,935	(326,367)	18,924
Comprehensive income (loss) attributable to GMGI	$(101,245)	$(1,587,306)	$1,652,380	$362,410

7

Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Period Ended		Nine Months Period Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss)	$413,802	$(3,295,629)	$(3,576,306)	$669,019
+ Interest expense	510,636	790,193	3,463,665	827,048
- Interest income	(62,036)	(58,475)	(122,856)	(163,023)
+ Taxes	201,636	1,864,122	355,960	2,670,788
+ Depreciation	1,413,163	1,145,210	4,193,434	3,173,473
+ Amortization	2,575,834	1,962,157	7,193,854	4,317,523
EBITDA	$5,053,035	$2,407,578	$11,507,751	$11,494,828
+ Stock-based compensation	546,415	1,614,751	3,003,054	3,252,803
+ Restructuring costs	128,156	314,555	278,090	906,286
Adjusted EBITDA	$5,727,606	$4,336,884	$14,788,895	$15,653,917

Reconciliation of Net Debt and Leverage Calculation (Unaudited)

Debt	$45,078,253
Less: cash and cash equivalents	22,042,638
Net debt	23,035,615
Divided by: annual adjusted EBITDA	19,718,527
Net debt leverage ratio	1.2

Reconciliation of U.S. GAAP Revenue to Organic Revenue (Unaudited)

Organic Revenue	Q3 2025	Q3 2024
(in thousands)
Revenue	$47,316	$40,992
Acquired entity revenue	(715)	-
Organic revenue	$46,601	$40,992

8